Exhibit 99.1

John G. Stallings, Jr. Named President of Union Bank & Trust

Richmond, Va., September 5, 2017 - Union Bank & Trust has named John Stallings, President effective September 29.

“I am excited to welcome John Stallings to the Union team and partner with him to accelerate Union’s growth. Having him responsible for business lines and day-to-day operational decisions will help make Union more nimble, innovative and responsive to our customers,” said John C. Asbury, President and CEO of Union Bankshares Corporation and CEO of Union Bank & Trust. “He has a deep connection to the region, operational expertise and a proven record of success leading a multi-business strategy at banks in Virginia, Tennessee and the Carolinas. Realigning our executive leadership structure to accommodate our greater size should speed up the accomplishment of our financial and strategic objectives as it enables me to put a greater focus on creating shareholder value through building and sustaining the company’s vision, mission, goals, long term strategies and future state.”

“Since 1988, I’ve worked at banks both small and large as well as at different stages of their growth,” said John Stallings. “I’ve admired what Union has been able to build over the years and am excited to join them as they move forward as the preeminent banking organization headquartered in Virginia.”

Stallings, 50, is a native of Durham, North Carolina and was most recently President and CEO of the Virginia Division of SunTrust Banks, Inc. A career banker, at SunTrust Stallings was previously President and CEO of the Mid-Atlantic division and the Central Carolina region. He was Head of Retail Banking for National Commerce Financial Corporation prior to its acquisition by SunTrust. While at National Commerce, Stallings helped start First Market Bank with Ukrop’s Super Markets. During his career at both regional and community banks, he has led retail, commercial, business banking, and wealth management teams. Reporting to Stallings at Union will be the commercial banking group, retail banking, wealth management, mortgage, marketing and digital strategy. He’s also the past chairman of the Virginia Bankers Association, finishing his term earlier this year and chaired the successful 2016 and 2017 Annual Campaigns for the YMCA of Greater Richmond.

Stallings received his M.B.A. from Washington University in St. Louis and his B.A. from Vanderbilt University.

ABOUT UNION BANKSHARES CORPORATION
Headquartered in Richmond, Virginia, Union Bankshares Corporation (NASDAQ: UBSH) is the holding company for Union Bank & Trust, which has 111 banking offices and approximately 173 ATMs located throughout Virginia. Non-bank affiliates of the holding company include: Union Mortgage Group, Inc., which provides a full line of mortgage products, Old Dominion Capital Management, Inc., which provides investment advisory services, and Union Insurance Group, LLC, which offers various lines of insurance products.

Union Bankshares Corporation
September 5, 2017
Page Two

Additional information on the company is available at http://investors.bankatunion.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that include projections, predictions, expectations, or beliefs about future events or results or otherwise and are not statements of historical fact, are based on certain assumptions as of the time they are made, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Such statements are often characterized by the use of qualified words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” “intend,” “will,” “may,” “view,” “opportunity,” “potential,” “should,” or words of similar meaning or other statements concerning opinions or judgment of Union or its management about future events. Although Union believes that its expectations with respect to forward-looking statements are based upon reasonable assumptions within the bounds of its existing knowledge of its business and operations, there can be no assurance that actual results, performance, or achievements of Union will not differ materially from any projected future results, performance, or achievements expressed or implied by such forward-looking statements. Actual future results and trends may differ materially from historical results or those anticipated depending on a variety of factors, including but not limited to the effects of and changes in general economic and bank industry conditions, the interest rate environment, regulatory requirements, changes in laws and regulations, competitive pressures, new products and delivery systems, inflation, changes in the stock and bond markets, accounting standards or interpretations of existing standards, mergers and acquisitions, technology, and consumer spending and savings habits. Forward-looking statements speak only as of the date they are made and Union undertakes no obligation to update or clarify these forward-looking statements, whether as a result of new information, future events or otherwise.

Contact: Bill Cimino (804) 448-0937, VP and Director of Corporate Communications

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